Exhibit 23.5


                                                   One Silk Street
                                                   London EC2Y 8HQ
                                                   Telephone (44-20) 7456 2000
                                                   Facsimile (44-20) 7456 2222
                                                   DX Box Number 10 CDE
                                                   Direct Line (44 20) 7456 2681
                                                   Direct Fax (44 20) 7456 2222
                                                   brad.duncan@linklaters.com



Arran Funding Limited
22 Grenville Street
St. Helier

Jersey JE4 8PK

BY COURIER                                                       8 November 2005

Our Ref: BRAD

Dear Sirs

ARRAN FUNDING LIMITED - PROSPECTUS AND REGISTRATION STATEMENT CONSENT
We here by consent to the reference to our name where it appears under the heading "Enforcement of Foreign Judgments in Jersey or England and Wales" of the Prospectus of Arran Funding Limited dated 11 November 2005, included in the Registration Statement (File No. 333-128502-01&02).

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely,



Linklaters



A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or European lawyers. The firm is regulated by the Law Society.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.